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                            AMERITRADE HOLDING CORPORATION
                             1996 DIRECTORS INCENTIVE PLAN





















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                            AMERITRADE HOLDING CORPORATION

                                     CERTIFICATE

    I, ____________________ , _________________________ of Ameritrade Holding
Corporation, having in my custody and possession the corporate records of said corporation, do hereby certify that attached hereto is a true and correct copy of the Ameritrade Holding Corporation 1996 Directors Incentive Plan as in effect as of _________________, 1996.

    WITNESS my hand this ___ day of _____________ , 1997.



                               _________________________________
                                       As Aforesaid













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                            AMERITRADE HOLDING CORPORATION
                             1996 DIRECTORS INCENTIVE PLAN


    1. PURPOSE. The purpose of this Ameritrade Holding Corporation 1996 Directors Incentive Plan (the "Plan") is to attract and retain as non-employee directors of Ameritrade Holding Corporation (the "Company") persons whose abilities, experience and judgment can contribute to the continued progress of the Company and its subsidiaries and to facilitate the directors' ability to acquire a proprietary interest in the Company.

    2. ADMINISTRATION.

         2.1. ADMINISTRATION BY COMMITTEE. The Plan shall be administered by the Compensation Committee (the "Committee") of the Board of Directors of the Company (the "Board"). Notwithstanding the foregoing, no member of the Committee shall act with respect to the administration of the Plan except to the extent consistent with the exempt status of the Plan under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended.

         2.2. AUTHORITY. Subject to the provisions of the Plan, the Committee shall have the authority to (a) interpret the Plan and to adopt, amend and rescind administrative guidelines and other rules and regulations relating to the Plan, (b) correct any defect or omission and to reconcile any inconsistency in the Plan or in any payment made hereunder, and (c) make all other determinations and to take all other actions necessary or advisable for the implementation and administration of the Plan. The determination of the Committee on matters within its authority shall be conclusive and binding on the Company and all other persons.

    3. PARTICIPATION. Only Non-Employee Directors shall be eligible to participate in the Plan. As of any applicable date, a "Non-Employee Director" is a person who is serving as a director of the Company and who is not an employee of the Company or any subsidiary of the Company as of that date.


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    4. DEFINITION OF FAIR MARKET VALUE.  For purposes of the Plan, the "Fair
Market Value" of a share of common stock of the Company ("Stock") as of any date shall be the closing market composite price for such Stock as reported on NASDAQ on that date or, if Stock is not traded on that date, on the next preceding date on which Stock was traded.

    5. SHARES SUBJECT TO THE PLAN.

    5.1. NUMBER OF SHARES RESERVED. The shares of Stock with respect to which awards may be made under the Plan shall be shares currently authorized but unissued or currently held or subsequently acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions. Subject to the provisions of subsection 5.3, the number of shares of Stock which may be issued with respect to awards under the Plan shall not exceed 80,000 shares in the aggregate.

    5.2. REUSAGE OF SHARES.

    (a) In the event of the exercise or termination (by reason of forfeiture, expiration, cancellation, surrender or otherwise) of any award under the Plan, that number of shares of Stock that was subject to the award but not delivered shall again be available for awards under the Plan.

    (b) In the event that shares of Stock are delivered under the Plan as a Stock Award (as defined in Section 7) and are thereafter forfeited or reacquired by the Company pursuant to rights reserved upon the award thereof, such forfeited or reacquired shares shall again be available for awards under the Plan.

    (c) Notwithstanding the provisions of paragraphs (a) or (b), the following shares shall not be available for reissuance under the Plan: (i) shares with respect to which the Non-Employee Director has received the benefits of ownership (other than voting rights), either in the form of dividends or otherwise, and (ii)

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         shares which are surrendered in payment of the Option Price (as defined in subsection 6.3) upon the exercise of an Option.

    5.3. ADJUSTMENTS TO SHARES RESERVED. In the event of any merger, consolidation, reorganization, recapitalization, spinoff, stock dividend, stock split, reverse stock split, exchange or other distribution with respect to shares of Stock or other change in the corporate structure or capitalization affecting the Stock, the type and number of shares of stock which are or may be subject to awards under the Plan and the terms of any outstanding awards (including the price at which shares of stock may be issued pursuant to an outstanding award) shall be equitably adjusted by the Committee, in its sole discretion, to preserve the value of benefits awarded or to be awarded to Non-Employee Directors under the Plan. In determining what adjustment, if any, is appropriate pursuant to the preceding sentence, the Committee may rely on the advice of such experts as they deem appropriate, including counsel, investment bankers and the accountants of the Company.

    6.   OPTIONS.

    6.1. DEFINITIONS. The grant of an "Option" under this Section 6 entitles the Non-Employee Director to purchase shares of Stock at the Option Price, subject to the terms of this Section 6. Options granted under this Section 6 shall be non-qualified stock options which are not intended to be "incentive stock options" as that term is described in section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code").

    6.2. NON-DISCRETIONARY AWARDS. Each Non-Employee Director shall be awarded Options under this Section 6 in accordance with the following:

    (a) Upon his election to the Board for his first term, each Non-Employee Director shall be awarded an Option to purchase 1,600 shares of Stock.


    (b) Upon his election to the Board for each term after the initial term, each Non-Employee Director shall be

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         awarded an Option to purchase that number of shares of Stock determined in accordance with the following schedule based on the percentage increase Net Revenue or Net Income of the Company, whichever has the lower percentage increase, for the Company's fiscal year ending on the September 30 immediately preceding the date of the Board election:

         GROWTH RATE              NUMBER OF SHARES
         -----------              ----------------

              15%                      200
              20%                      300
              25%                      400
              30%                      600
              35%                      800
              40%                    1,000


         The Net Revenue and Net Income of the Company shall be determined by the Company's certified public accountants in accordance with generally accepted accounting principles.

    6.3. OPTION PRICE. The price at which shares of Stock may be purchased upon the exercise of an Option (the "Option Price") shall be equal to the greater of (i) the Fair Market Value of a share of Stock as of the date on which the Option is granted, or (ii) the par value of a share of Stock on such date.

    6.4. EXERCISE. Except as otherwise provided in the Plan, each Option granted to a Non-Employee Director under this Section 6 shall become exercisable in substantially equal annual installments over a period of three years, beginning with the first anniversary of the date of grant and no Option shall be exercisable after the Expiration Date (as defined in Section 8). The full Option Price of each share of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise and, as soon as practicable thereafter, a certificate representing the shares so purchased shall be delivered to the person entitled thereto. The Option Price shall be payable in

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cash or in shares of Stock (valued at Fair Market Value as of the day of exercise), or in any combination thereof.

    7. STOCK AWARDS.

    7.1. DEFINITION. Subject to the terms of this Section 7, a "Stock Award" under the Plan is a grant of shares of Stock to a Non-Employee Director, the
vesting of which is subject to the conditions described in subsection 7.3.   The
period beginning on the date of the grant of a Stock Award and ending on the vesting or forfeiture of such Stock (as applicable) is referred to as the "Restricted Period".

    7.2. NON-DISCRETIONARY AWARDS. Upon his election to the Board for his first term, each Non-Employee shall be awarded 800 shares of Stock pursuant to this Section 7.

    7.3. VESTING. The shares of Stock subject to an award under this Section 7 shall become vested in substantially equal annual installments over a period of three years, beginning with the first anniversary of the date of grant and all shares of Stock awarded pursuant to this Section 7 which are not vested on the Expiration Date shall be forfeited.

    7.4. RIGHTS WITH RESPECT TO STOCK. Beginning on the date of the grant of shares of Stock comprising a Stock Award, and including any applicable Restricted Period, the Non-Employee Director, as owner of such shares, shall have the right to vote such shares; provided, however, that payment of dividends with respect to Stock Awards shall be subject to the following:

    (a) On and after date that a Non-Employee Director has a fully earned and vested right to the shares comprising a Stock Award, and the shares have been distributed to the Non-Employee Director, the Non-Employee Director shall have all dividend rights (and other rights) of a stockholder with respect to such shares.

    (b) Prior to the date that a Non-Employee Director has a fully earned and vested right to the shares comprising a Stock Award, the Committee, in its sole discretion,

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         may award Dividend Rights (as defined below) with respect to such shares.

    (c) On and after the date that a Non-Employee Director has a fully earned and vested right to the shares comprising a Stock Award, but before the shares have been distributed to the Non-Employee Director, the Non-Employee Director shall be entitled to Dividend Rights with respect to such shares, at the time and in the form determined by the Committee.

A "Dividend Right" with respect to shares comprising a Stock Award shall entitle the Non-Employee Director, as of each dividend payment date, to an amount equal to the dividends payable with respect to a share of Stock multiplied by the number of such shares. Dividend Rights shall be settled in the same form (either cash or in shares of Stock) as dividends paid to shareholders of the Company.

    8. EXPIRATION OF AWARDS. The "Expiration Date" with respect to an award under the Plan means the earliest of the following dates:

    (a)  the ten-year anniversary of the date on which the award is granted; or

    (b) the one-year anniversary of the date on which the Non-Employee Director's service as a director of the Company terminates for any reason.

    9.   MISCELLANEOUS.

    9.1. EFFECTIVE DATE. The Plan shall be effective upon the consummation of the initial public offering of the Stock. The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any awards under it are outstanding.

    9.2. WITHHOLDING PAYMENTS. To the extent that any Non-Employee Director would incur an obligation for Nebraska state income taxes on account of an award to him under the Plan, or the

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exercise thereof (referred to as the "Withholding Obligation"), the Company, in
its sole discretion, may make a cash payment to such Non-Employee Director in an amount such that, after payment of all federal, state or local taxes on such cash payment, the Non-Employee Director retains a cash payment equal to the Withholding Obligation.

    9.3. LIMIT ON DISTRIBUTION. Distribution of shares of Stock or other amounts under the Plan shall be subject to the following:

    (a) Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity.

    (b) To the extent that the Plan provides for issuance of certificates to reflect the transfer of shares of Stock, the transfer of such shares may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

    9.4. TRANSFERABILITY. Awards under the Plan are not transferable except as designated by an Non-Employee Director by will or by the laws of descent and distribution. To the extent that the Non-Employee Director who receives an award under the Plan has the right to exercise such award, the award may be exercised during the lifetime of the Non-Employee Director only by the Non-Employee Director.

    9.5. NOTICES. Any notice or document required to be filed with the Committee under the Plan will be properly filed if delivered or mailed by registered mail, postage prepaid, to the Committee, in care of the Company, at its principal executive offices. The Committee may, by advance written notice to affected persons, revise such notice procedure from time to time. Any notice required under the Plan (other than a notice of election) may be waived by the person entitled to notice.

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    9.6. FORM AND TIME OF ELECTIONS.  Unless otherwise specified herein, each election required or permitted to be made by any Non-Employee Director or other person entitled to benefits under the Plan, and any permitted modification or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

    9.7. AGREEMENT WITH THE COMPANY. At the time of an award to a Non-Employee Director under the Plan, the Committee may require a Non-Employee Director to enter into an agreement with the Company in a form specified by the Committee, agreeing to the terms and conditions of the Plan and to such additional terms and conditions, not inconsistent with the Plan, as the Committee may, in its sole discretion, prescribe.

    9.8. LIMITATION OF IMPLIED RIGHTS.

    (a) Neither a Non-Employee Director nor any other person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of the Company whatsoever, including, without limitation, any specific funds, assets, or other property which the Company, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Non-Employee Director shall have only a contractual right to the amounts, if any, payable under the Plan, unsecured by any assets of the Company. Nothing contained in the Plan shall constitute a guarantee by the Company that the assets of such companies shall be sufficient to pay any benefits to any person.

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    (b)  The Plan does not constitute a contract of continued service, and participation in the Plan shall not give any Non-Employee Director the right to be retained as a director of the Company, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no award under the Plan shall confer upon the holder thereof any right as a shareholder of the Company prior to the date on which he fulfills all service requirements and other conditions for receipt of such rights.

    9.9. EVIDENCE. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

    9.10. GENDER AND NUMBER. Where the context admits, words in one gender shall include the other gender, words in the singular shall include the plural and the plural shall include the singular.

10. AMENDMENT AND TERMINATION.

    The Board may, at any time, amend or terminate the Plan, provided that, subject to subsection 5.3 (relating to certain adjustments to shares), no amendment or termination may materially adversely affect the rights of any Non-Employee Director or beneficiary under any award made under the Plan prior to the date such amendment is adopted by the Board.

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